     As filed with the Securities and Exchange Commission on August 7, 1998

                                                      Registration No. 333-48049

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 2
                                       To
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FIFTH THIRD BANCORP
             (Exact name of registrant as specified in its charter)

            OHIO                                   6711                              31-0854434
(State or other jurisdiction of           (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)            Classification Code Number)          Identification No.)

                                 ---------------

                   FIFTH THIRD CENTER, CINCINNATI, OHIO 45263
                                 (513) 579-5300
    (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                             PAUL L. REYNOLDS, ESQ.
                               FIFTH THIRD BANCORP
                            38 FOUNTAIN SQUARE PLAZA
                             CINCINNATI, OHIO 45263
                                  (513)579-5300
                (Name, address, including Zip Code and telephone
               number, including area code, of agent for service)

                                 ---------------

                          COPIES OF COMMUNICATIONS TO:

                            Richard G. Schmalzl, Esq.
                              H. Samuel Lind, Esq.
                             Graydon, Head & Ritchey
                             1900 Fifth Third Center
                                511 Walnut Street
                             Cincinnati, Ohio 45202
                              (513) 651-3836 (Fax)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: The merger of CitFed Bancorp, Inc. ("CitFed") with and into Fifth Third Bancorp ("Fifth Third") was consummated on June 26, 1998. Fifth Third is hereby amending this Registration Statement to deregister 2,916,707 shares of common stock, no par value, which were issuable to the stockholders of CitFed in connection with the merger of CitFed with and into Fifth Third.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         This Post-Effective Amendment No. 2 to Registration Statement on Form S-4 (Reg. No. 333-48049) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.


===============================================================================

                          DEREGISTRATION OF SECURITIES

         In accordance with the undertaking of Fifth Third Bancorp ("Fifth Third"), set forth in that certain registration statement on Form S-4 (File No. 333-48049), declared effective on April 7, 1998 (the "Registration Statement"), Fifth Third is filing this Post- Effective Amendment No. 2 to deregister an aggregate of 2,916,707 shares of its common stock, no par value (the "Common Stock"), previously registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement, issuable to the stockholders of CitFed Bancorp, Inc. ("CitFed") in connection with the merger of CitFed with and into Fifth Third (the "Merger").

         Pursuant to the Registration Statement on Form S-4, 16,500,000 shares of Common Stock ( the "Shares") were registered. These Shares were registered pursuant to the Registration Statement in order to be issued: (i) to the stockholders of CitFed in connection with the Merger and (ii) upon the exercise of options granted under the CitFed Bancorp, Inc. Amended and Restated 1991 Stock Option and Incentive Plan. Upon the consummation of the Merger, Fifth Third issued a total of 13,222,869 of these Shares to the stockholders of CitFed. Fifth Third then amended the Registration Statement by filing Post Effective Amendment No.1 on Form S-8 to Form S-4 to cover 360,424 of these Shares to be issued upon the exercise of options granted under the CitFed Bancorp, Inc. Amended and Restated 1991 Stock Option and Incentive Plan. Therefore, in accordance with the undertaking mentioned above, Fifth Third hereby deregisters the remaining 2,916,707 Shares previously registered pursuant to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 2 to Registration Statement No. 333-48049 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on August 7, 1998.

                                      FIFTH THIRD BANCORP


                                      /s/ GEORGE A. SCHAEFER, JR.
                                      ------------------------------------------
                                      By:  George A. Schaefer, Jr.
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 2 to Registration Statement No. 333-48049 has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:


/s/ GEORGE A. SCHAEFER, JR.                 Date: August 7, 1998
---------------------------------------
George A. Schaefer, Jr.
President and Chief Executive Officer

Principal Financial Officer:


/s/ NEAL E. ARNOLD                          Date: August 7, 1998
------------------------------
Neal E. Arnold
Chief Financial Officer
and Treasurer


Principal Accounting Officer:


/s/ ROGER W. DEAN                           Date:  August 7, 1998
------------------------------
Roger W. Dean
Controller



Directors of the Company:

/s/ DARRYL F. ALLEN*                        Date:  August 7, 1998
------------------------------
Darryl F. Allen



                                            Date:
------------------------------
John F. Barrett



                                            Date:
------------------------------
Milton C. Boesel, Jr.



/s/ GERALD V. DIRVIN*                       Date:  August 7, 1998
------------------------------
Gerald V. Dirvin



/s/ THOMAS B. DONNELL*                      Date:  August 7, 1998
------------------------------
Thomas B. Donnell



/s/ RICHARD T. FARMER*                      Date:  August 7, 1998
------------------------------
Richard T. Farmer

/s/ IVAN W. GORR*                           Date:  August 7, 1998
------------------------------
Ivan W. Gorr



/s/ JOSEPH H. HEAD, JR.*                    Date:  August 7, 1998
------------------------------
Joseph H. Head, Jr.



/s/ JOAN R. HERSCHEDE*                      Date:  August 7, 1998
------------------------------
Joan R. Herschede



/s/ WILLIAM G. KAGLER*                      Date:  August 7, 1998
------------------------------
William G. Kagler



/s/ JAMES D. KIGGEN*                        Date:  August 7, 1998
------------------------------
James D. Kiggen



/s/ MITCHEL LIVINGSTON*                     Date:  August 7, 1998
------------------------------
Mitchel Livingston



 /s/ ROBERT B. MORGAN*                      Date:  August 7, 1998
------------------------------
Robert B. Morgan



/s/ JAMES E. ROGERS*                        Date:  August 7, 1998
------------------------------
James E. Rogers



/s/ BRIAN H. ROWE*                          Date:  August 7, 1998
------------------------------
Brian H. Rowe


/s/ GEORGE A. SCHAEFER, JR.                 Date:  August 7, 1998
------------------------------
George A. Schaefer, Jr.

/s/ JOHN J. SCHIFF, JR.*                    Date:  August 7, 1998
------------------------------
John J. Schiff, Jr.


/s/ DENNIS J. SULLIVAN, JR.*                Date:  August 7, 1998
------------------------------
Dennis J. Sullivan, Jr.


/s/ DUDLEY S. TAFT*                         Date:  August 7, 1998
------------------------------
Dudley S. Taft



* By:   /s/ GEORGE A. SCHAEFER, JR.
        ------------------------------
         George A. Schaefer, Jr.
         as attorney-in-fact, pursuant to
         a power of attorney previously
         filed